Exhibit 10.10

Chattel Mortgage Contract

Contract No.:

Party A (Mortgagee): Huiyi Financing and Leasing (Tianjin) Co., Ltd. (Ningbo Branch)

Party B (Mortgagor):

In order to ensure that Party B effectively performs the Auto Financial Leasing Contract under number                                 and protects Party A’s legitimate creditor’s rights, Party A and Party B agree to enter into this Chattel Mortgage Contract at                                .

Article 1 Party B voluntarily mortgages the items listed in the following table (hereinafter referred to as the “collateral”) to Party A as a guarantee of the payment of all the payables due to Party A (creditor) under the Auto Financial Leasing Contract by Party B (debtor).

Collateral Name	Collateral Value
Brand & Model	Quantity
Registration Number	Vehicle Registration Plate Number
Engine Number	Vehicle Identification Number

Article 2 At the time of signing this Contract, the value of the collateral under this Contract is RMB (amount in words)                                 YUAN (¥                                ), and the actual amount mortgaged is RMB (amount in words)                                YUAN (¥                                ). The principal creditor’s right guaranteed is the rent payable to the creditor by the debtor under the master contract, amounting to RMB (amount in words)                                 YUAN (¥                                ).

Article 3 The mortgage guarantee hereunder covers all the debts or any due and unpaid debts required by Party A to be paid by Party B pursuant to the Financial Leasing Contract, and the overdue principal and interest, late payment fee, liquidated damages and damages caused by the late payment of the debts, and the costs for the realization of the mortgage (including, but not limited to, legal costs, costs of preservation, execution fees, travel expenses, attorney fees, legal service fees, audit fees and other intermediary and service agency charges, evaluation fees, auction fees, transfer fees and other related fees).

Article 4 The term of the mortgage shall end until the full payment of all the payables under the Financial Leasing Contract.

Article 5 In case Party B fails to pay the arrearage to Party A on time, Party A is entitled to be paid in priority by the discounted value of the collateral or the proceeds from the sale of the collateral in accordance with the provisions of the laws of China.

Article 6 Upon the signing of this Contract, Party B shall personally or authorize representatives to complete or actively assist Party A’s personnel in the completion of the mortgage registration of the collateral with relevant department. The expenses related to the mortgage registration shall be borne by Party B. The original invoice of the collateral during the term of the mortgage, the mortgage registration certificate issued by the mortgage registration department and other relevant supporting documents shall be maintained by Party A.

Article 7 Because the collateral is possessed and used by Party B, Party B shall be responsible for the repair and maintenance of the collateral during the term of the mortgage to ensure the intactness of the collateral, and accept the inspection and verification by Party A from time to time. Party B shall promptly notify Party A of any event (including but not limited to any seizure, distrain, litigation, arbitration or other disputes involving the collateral) that may affect the value of the collateral.

Article 8 In the event of any decrease in the value of the collateral due to fault or any other reasons of Party B, Party B shall immediately take measures to prevent further losses and notify Party A in a timely manner. In this case, Party A is entitled to request Party B to provide other guarantees, failing in which, Party A is entitled to realize all creditor’s rights in advance.

Article 9 During the term of the mortgage, Party B shall neither create any other guarantees on the collateral, nor assign, transfer, sell, donate nor otherwise dispose of the collateral.

Article 10 Any change to the terms of the Financial Leasing Contract by mutual agreement between Party A and Party B shall not affect the validity of the Chattel Mortgage Contract. Party B agrees to assume the guarantee responsibility for the changed Financial Leasing Contract with the collateral hereunder.

Article 11 This Contract becomes effective as of the date it is affixed the official seal by Party A and is signed or sealed by Party B (in case the mortgagor is a natural person, signed by the mortgagor or its agent). Any dispute arising from the performance of this Contract shall be settled through negotiation by the Parties in good faith. If negotiation fails, such dispute shall be submitted to the court with jurisdiction at the signing place of the Contract specified in the Auto Financial Leasing Contract No. _________________.

Article 12 This Contract is in triplicate, two copies for Party A and one copy for Party B, all copies have the same legal effect.

Party A (Seal): Date:	Party B (Signature or Seal): Date: